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                                                                   EXHIBIT 10.14

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Heska AG, a corporation organized under the laws of Switzerland with its principal office at Langarbenstrasse 14, CH-4416 Bubendorf, Switzerland ("Company") and Giuseppe Miozzari ("Employee"), effective as of July 1, 1997.

                              W I T N E S S E T H:

          WHEREAS Company desires to employ Employee to act as its Managing Director in an at-will capacity; and

          WHEREAS Employee wishes to act as Company's Managing Director as an employee in an at-will capacity;

          N O W, T H E R E F O R E, in consideration of the mutual covenants and warranties contained herein, the parties agree as follows:

          1.  Employment.  Company hereby employs Employee as its Managing
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Director, and Employee hereby accepts such employment.

          2.  Duties and Responsibilities.  Employee shall serve as Managing
              ---------------------------
Director of Company, with such duties and responsibilities as may be assigned to him from time to time by the Board of Directors of Company, and with such on-going daily duties and responsibilities as are typically entailed in such position. Employee shall devote his full time and energies to such duties. Employee shall not be entitled to any special remuneration for overtime work.

          3.  Compensation.  Company shall pay Employee, as full compensation
              ------------
for all services rendered under this Agreement, a gross cash salary of 300,000 SFr per year, payable in accordance with the usual and customary payroll practices of Company. If for any reason during any given year, Employee does not work an entire year, other than normal vacations as provided hereunder, the compensation will be prorated to compensate only for the actual time worked.

          4.  Expenses.  Company shall reimburse Employee for his reasonable
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out-of-pocket expenses incurred in connection with the business of Company, including travel away from Company's facilities, upon presentation of appropriate written receipts and reports and subject to the customary practices of Company.

          5.  Employee Benefits.  During the term of his employment hereunder,
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Employee shall be entitled to receive the same benefits that the Board of
Directors establishes generally for the other employees of Company and as comply with Swiss law. These may include from time to time, life insurance, paid vacation time and medical disability insurance. In addition, Employee shall be entitled to the following additional benefits:

          (a) Company shall bear 50% of the cost of pension contributions with respect to the full amount of Employee's gross annual salary, including amounts above the statutory limit,
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with Employee to bear the balance, all in the amounts set by the pension insurer selected by Company for others of like age.

          (b) Company shall bear the costs of leasing, insuring and maintaining a car (including gasoline) for the business and personal use of Employee, with the expected personal use not to exceed 25%.

          (c) Employee's gross salary payable under Section 4 shall include an expense allowance of 24,000 SFr per year for Employee's use in accordance with reasonable policies to be adopted by Company.

          6.  Termination.
              -----------

          (a)  Right to Terminate.  This Agreement is entered into for an
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indefinite period of time and can be terminated by either party by giving one month prior written notice, with the effective date of termination to be on the last day of the month following the month in which notice is given.

          (b)  Termination for Valid Reasons.  Notwithstanding Section 6(a)
               -----------------------------
above, each party may, for valid reasons as defined in Article 337 of the Swiss Code of Obligations or any successor statute, terminate this Agreement at any time and without giving written notice to the other party.

           (c) Severance Pay.
               -------------

               (i) Upon any involuntary termination of his employment as defined in subsection (ii) below, or upon any termination of Employee's employment by Employee as permitted by Section 6(b) above, Employee will be entitled to severance pay as provided below. Upon request by Company, Employee will sign a release of claims against Company and its affiliates as a condition to receiving severance pay. No severance pay shall be payable upon any termination of Employee's employment other than upon an involuntary termination or by Employee as permitted by Section 6(b) above, and in such events Employee shall only receive pay and benefits which Employee earned as of the date of termination.

               (ii) "Involuntary termination" shall mean any termination of Employee's employment by Company, other than

                        (A) as permitted by Section 6(b) above;

                        (B) any termination caused by Employee's transfer to any company affiliated with Company;

                        (C) any termination by Company or Employee following Employee's refusal to accept a reasonable transfer to a position with comparable responsibility and salary with any affiliated company that does not involve commuting more than 50 kilometers each way from his present home;

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                         (D) Employee shall die, be adjudicated to be mentally
incompetent or become mentally or physically disabled to such an extent that Employee is unable to perform his duties under this Employment Agreement for a period of ninety (90) consecutive days;

                         (E) Company shall discontinue its business (for the
purpose of this provision, a merger, acquisition or sale of Company in which Company's business is carried on by the surviving entity shall not be deemed to be a discontinuance of the business of Company);

                         (F) Employee shall commit any material breach of his
obligations under this Agreement;

                         (G) Employee shall commit any material breach of any
material fiduciary duty to Company;

                         (H) Employee shall be convicted of, or enter a plea of
nolo contendere to, any crime involving moral turpitude or dishonesty, whether a felony or misdemeanor, or any crime which reflects so negatively on Company to be detrimental to Company's image or interests;

                         (I) Employee shall commit repeated insubordination or
refusal to comply with any reasonable request of the Board of Directors of Company relating to the scope or performance of Employee's duties;

                         (J) Employee shall possess any illegal drug on Company
premises or Employee shall be under the influence of illegal drugs or abusing prescription drugs or alcohol while on Company business or on Company premises; or

                         (K) Employee shall conduct himself in a manner which,
in the good faith and reasonable determination of the Board of Directors, demonstrates Employee's gross unfitness to serve.

          (iii)  In the event that severance pay is due to Employee under
Section 6(c)(i) above as a result of a termination within three years of the effective date of this Agreement, Employee will be paid eleven (11) months' salary in equal monthly installments (subject to all applicable tax and other deductions), with such installments being due on the last day of each month beginning with the month following the month in which the termination is effective, as provided in Section 6(a) above. In the event that severance pay is due to Employee under Section 6(c)(i) above as a result of a termination of his employment more than three years after the date of this Agreement, Employee will be paid five (5) months' salary in equal monthly installments (subject to all applicable tax and other deductions), with such installments being on the last day of each month beginning with the month following the month in which the termination is effective, as provided in Section 6(a) above. Any severance payment due as a result of Employee's termination of his employment as provided in Section 6(b) shall be reduced by any compensation granted to Employee by the Swiss courts, if any, with such reduction to apply to the latest instalments otherwise due. Company will continue to make the pension contributions provided under Section 5(a) with respect to severance payments during the severance pay period but shall otherwise have no obligation to continue any benefits other than salary during the severance pay period.

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          7.  Proprietary Information.  Employee agrees that he will promptly
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execute Company's standard employee proprietary information and assignment of inventions agreement.

          8.  Attorneys' Fees.  If any legal action arises under this Agreement
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or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions. For purposes of this section, "prevailing party" includes without limitation a party who agrees to dismiss a suit or proceeding upon the other's payment or performance of substantially the relief sought.

          9.  Notices.  Any notice to be given to Company under the terms of
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this Agreement shall be addressed to Company at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Company, or to such other address as a party shall have given notice of hereunder.

          10.  Miscellaneous. This Agreement is the entire agreement of the
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parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. This Agreement may be modified only by a writing signed by both parties.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year hereinabove written.

                                    HESKA AG



By:  /s/ Giuseppe Miozzari           By:  /s/ Fred M. Schwarzer
     __________________________           ____________________________

Its: President                       Its: Vice President
     __________________________           ____________________________



                                     /s/ Giuseppe Miozzari
                                     _________________________________
                                     Giuseppe Miozzari

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